Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Nadav Kidron, certify that:

1.    I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Oramed Pharmaceuticals Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 27, 2012	/s/ Nadav Kidron
Nadav Kidron President and Chief Executive Officer